Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated March 15, 2005 (except for Note 2, as to which the date is November 15, 2005) with respect to the consolidated financial statements of Tri-S Security Corporation included in this Post-Effective Amendment No. 1 to Form S-1 on Form S-3/A and previously filed Registration Statements File Nos. 333-119737, 333-129097, and 333-131468 as well as the reference to us under the heading “Experts”.

/s/ Miller Ray Houser & Stewart LLP

Atlanta, Georgia

July 5, 2006